Exhibit 10.12

NOTE: All provisions in this Agreement indicated by “[REDACTED]” are confidential and have been omitted from this copy of the Agreement and filed separately with the Securities and Exchange Commission

SOFTWARE LICENSE AGREEMENT

This Software License Agreement (this “Agreement”) is made and entered into this 22nd day of December, 2006, by and between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, having its principal office at Suite 100, 4740 Walnut Street, 588 UCB, Boulder, CO 80309 (hereinafter “University”) and Fairfield & Sons Ltd., doing business as Fairfield Language Technologies, a corporation having its principal office at 135 West Market Street, Harrisonburg, VA 22801 (hereinafter “Licensee”).

WHEREAS, University is the owner of certain Licensed Software (as defined herein) relating to [REDACTED];

WHEREAS, University and Licensee entered into that certain Non-Exclusive Software License Agreement, dated March 20, 2006 (“Non-Exclusive License Agreement”), pursuant to which Licensee obtained a non-exclusive license to create Derivative Products from the Licensed Software and market the Derivative Products to End Users, directly or indirectly through one or more resellers;

WHEREAS, the parties desire to enter into this Agreement in order to, among other things, (i) terminate the Non-Exclusive License Agreement and replace the non-exclusive license granted therein with an exclusive license, and (ii) grant additional non-exclusive licenses to the Licensed Software, in each case on the terms and subject to the conditions set forth herein; and

WHEREAS, University is willing to grant the rights and licenses hereunder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.01                           “Affiliates” shall mean every officer, director, employee, agent, and representative of Licensee, and any person, corporation, or entity, which, directly or indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with Licensee, as well as every officer, director, agent and representative of any such person, corporation or entity.

1.02                           “Derivative Products” shall mean any computer program in object code or source code form developed by or for Licensee which is a modification of, enhancement to, derived from, or based upon the Licensed Software.

1.03                           “Developer” shall mean a third party developer or system integrator.

1.04                           “Documentation” shall mean any all user manuals, training materials, and other documentation or materials, in any form, pertaining to the Licensed Software supplied to Licensee by University pursuant to this Agreement.

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1.05                           “End User” shall mean the person or entity that uses a Derivative Product in object code form for its own purposes in the regular course and not for resale to others.

1.06                           “Effective Date” shall mean the date of the last signature on this Agreement.

1.07                           “Field of Use” shall mean language learning and language instruction products and services, including software, online applications and language learning and instruction services.

1.08                           “Licensed Software” shall mean the computer programs in source code and object code form described in Appendix A attached hereto and all related Documentation.  For the avoidance of doubt, the computer programs in source code and object code form supplied to Licensee by University pursuant to the Non-Exclusive License Agreement are part of the Licensed Software.

1.09                           “License Fee” shall have the meaning set forth in Section 6.01.

1.10                           “Maintenance” shall mean technical support for the Licensed Software and Derivative Products.  For the avoidance of doubt, any Maintenance provided shall be provided solely by Licensee.

1.11                           “Net Sales” shall mean all revenue received by or on behalf of Licensee from the sale, sublicense, or transfer of [REDACTED], whether invoiced or not, less (i) allowances for returns; (ii) shipping and insurance costs; and (iii) wholesaler and cash discounts in amounts customary in the trade to the extent actually granted.  No deductions shall be made for commissions, or for the costs of collections.  Net Sales shall also include the fair market value of any non-cash consideration received by Licensee for the sale, sublicense, or transfer of [REDACTED] in source code or object code form.  Net Sales shall not include any revenue received in connection with the provision of Related Services.

1.12                           “Non-Exclusive License Agreement” shall have the meaning set forth in the recitals above.

1.13                           “Related  Services”  shall  mean  documentation  (other  than  the  licensed Documentation), training, demonstration, product customization, product development, technical support or consulting services that relate to the [REDACTED] and are provided by Licensee in an arm’s length transaction as a separate product or service line item that does not cover or include any payment component related to the sales of [REDACTED] by or on behalf of Licensee, its distributors, development partners or its sublicensees.

1.14                           “Royalty” shall mean any consideration paid by Licensee to University pursuant to this Agreement.

1.15                           [REDACTED]

SECTION 2.  GRANT OF RIGHTS AND ACCEPTANCE

2.01                           Non-Exclusive Licenses.  University hereby grants,  and  Licensee hereby accepts, subject to the terms and conditions of this Agreement, a non-exclusive, non- sublicensable (except as explicitly permitted herein), non-transferable (except as explicitly

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NOTE: All provisions in this Agreement indicated by “[REDACTED]” are confidential and have been omitted from this copy of the Agreement and filed separately with the Securities and Exchange Commission permitted herein) and  non-assignable (except as explicitly permitted herein), perpetual, irrevocable, worldwide license:

(a)                                  to (i) access, copy, display, execute, install, load, transmit, host, store, and otherwise use, and (ii) modify, improve, interpret, compile, recompile, and create derivative works from, the Licensed Software in source code form to create one or more Derivative Products;

(b)                                 to merge, combine, incorporate, embed and/or integrate the Licensed Software and any derivative works from the Licensed Software into any Derivative Products;

(c)                                  to use, manufacture, reproduce (in any medium), have reproduced, display, perform, sell, market, license and otherwise transfer and/or distribute (i) one or more Derivative Products (including any incorporated portion of the Licensed Software), and (ii) any portion of the Licensed Software and any derivative works from the Licensed Software incorporated into Language Learning Products, in each case (items (i) and (ii)) in object code form to one or more End Users, directly or indirectly through one or more resellers; and

(d)                                 to use, manufacture, reproduce (in any medium), have reproduced, display, perform, sell, market, license and otherwise transfer and/or distribute one or more [REDACTED] (including any incorporated portion of the Licensed Software) in source or object code form.

2.02                           Exclusive Licenses.  University hereby grants and Licensee hereby accepts, subject to the terms and conditions of this Agreement, an exclusive (subject to the rights reserved in Section 2.03 below), non-sublicensable (except as explicitly permitted herein), non- transferable (except as explicitly permitted herein) and non-assignable (except as explicitly permitted herein), perpetual, irrevocable, worldwide license:

(a)                                  to (i) access, copy, display, execute, install, load, transmit, host, store, and otherwise use, and (ii) modify, improve, interpret, compile, recompile, and create derivative works from, the Licensed Software in source code form to create one or more Derivative Products in the Field of Use; and

(b)                                 to use, manufacture, reproduce (in any medium), have reproduced, display, perform, sell, market, license and otherwise transfer and/or distribute one or more Derivative Products (including any incorporated portion of the Licensed Software) in the Field of Use in object code form to one or more End Users, directly or indirectly through one or more resellers.

In addition, the University hereby agrees that it shall contractually restrict any subsequent licensees of the Licensed Software (including any previous and/or subsequent editions of such software) from creating products or services, either directly or through the use of any [REDACTED], in the Field of Use.

2.03                           Limited Exceptions to Exclusivity.  Notwithstanding the forgoing, the exclusive rights granted in Section 2.02 are subject to the following:

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(a)                                  the nonexclusive licenses the University granted prior to the Effective Date to the third parties listed in Appendix B for use of previous versions of the Licensed Software,

(b)                                 [REDACTED]

(c)                                  the University’s reserved rights under Section 4 below.

Notwithstanding anything to the contrary, the parties agree that the University shall not grant a license to any third parties for use of any previous and/or subsequent versions of the Licensed Software in the Field of Use except as otherwise expressly provided herein Section 2.03.

2.04                           Termination of Non-Exclusive License Agreement.  From and after the Effective Date, the Non-Exclusive License Agreement shall be terminated and, except as provided in 11.11 thereof, of no further force or effect.

SECTION 3.  SUBLICENSE RIGHTS AND LICENSE EXCLUSIONS

3.01                           Sublicenses.  Licensee may grant (a) unlimited sublicenses under Sections 2.01 (a), 2.01 (b) and 2.02(a) to its Affiliates, (b) unlimited sublicenses under Sections 2.01 (b), 2.01 (c), 2.01 (d) and 2.02(b) to resellers and/or End Users, and (c) unlimited sublicenses under Section 2.01 (d) to Developers with the right to grant further sublicenses to End Users.  The licenses granted in Section 2 also confer on Licensee the right to support, maintain and service the Licensed Software and Derivative Products and to authorize any contractor or other service provider, including any third-party hosting or maintenance service, to exercise any rights and/or perform any acts that Licensee is permitted to exercise or perform pursuant to this Agreement.

3.02                           Restrictions on Use; Trademarks; No Technical Support.

(a)                                  Except as expressly authorized herein, Licensee shall not: (i)  copy or modify the Licensed Software; or

(i)                                     reverse compile or reverse assemble all or any portion of the Licensed Software that is provided solely in object code form; or

(ii)                                  disclose  the  results  of  Licensed  Software  performance benchmarks to any third party without University’s prior written consent; or

(iii)                               export the Licensed Software in violation of U.S. Department of Commerce export administration regulations.

(b)                                 No license, right or interest in any University trademark, trade name or service mark is granted hereunder.

(c)                                  Licensee acknowledges that the Licensed Software is provided without any technical support, telephone, email or otherwise, including but not limited to modifications, improvements, customizations, patches, bug fixes.  Licensee acknowledges that it shall be solely responsible for obtaining any technical support.

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SECTION 4.  UNIVERSITY RIGHTS

4.01                           University shall have the right to use the Licensed Software for its own research and education, including sponsored research; provided, however, that University shall not have the right to grant additional licenses for the Licensed Software (including any previous or subsequent versions of the Licensed Software) in the Field of Use to third parties who sponsor research.

SECTION 5.  TITLE AND PROTECTION

5.01                           Title to Licensed Software.  Except for the rights and licenses granted herein, the University retains all right, title and interest in and to any and all portions of the Licensed Software.

5.02                           Title to Derivative Products.  Licensee retains all right, title and interest in and to any and all portions of a Derivative Product created by or for Licensee (including any derivative works of the Licensed Software).  Licensee shall affix, to each full or partial copy of the Derivative Products made by Licensee, appropriate copyright and proprietary information notices for the Licensed Software.  No rights or licenses to the Language Learning Products are granted to the University herein, in the Non-Exclusive License Agreement or otherwise and none may be inferred from the terms of the Non-Exclusive License Agreement or this Agreement.

5.03                           Obligations of the Parties.  Except as explicitly permitted herein, each party (a) acknowledges that the Licensed Software (including any previous or subsequent versions) contains valuable proprietary information, and (b) agrees not to (i) disclose the Licensed Software (including previous and subsequent versions) in source code form to anyone other than those of its subsequent licensees, its employees or consultants or the University’s academic institution research grant partners under nondisclosure obligations, having a need to know for purposes consistent with this Agreement; and (ii) disclose the Licensed Software (including previous and subsequent versions) in object code form unless it is fully complied; and (iii) make the Licensed Software in source code form freely available to the public.  Each party shall take any actions reasonably requested by the other party, at the other party’s expense, to perfect and protect the rights, title and interest acknowledged and agreed to this Section 5.  The obligations  set  forth  in  this  Section  5  shall  survive  the  termination of this Agreement.  Notwithstanding the foregoing, the obligations set forth in this Section 5.03(b)(i) and (ii) shall terminate after a period of ten (10) years after the Effective Date.

SECTION 6.  PAYMENTS

6.01                           License Fee.  The University acknowledges receipt from the Licensee of the payments specified in Section 6 of the Non-Exclusive License Agreement.  Licensee agrees to pay to University a one-time, nonrefundable license fee of $[REDACTED] (the “License Fee”) within thirty (30) days from the Effective Date.

6.02                           Earned Royalties.  Licensee agrees to pay University earned royalties at the rate of [REDACTED] percent ([REDACTED]%) of Net Sales of all [REDACTED] sold or otherwise transferred and/or distributed by Licensee; provided, however, that upon tender of payments in the aggregate amount of $[REDACTED] (including the fee set forth in Section 6.01 above), Licensee shall have and be deemed to have been granted by the University an irrevocable,

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perpetual, worldwide, royalty-free and fully paid-up license of all rights denominated in Section 2 hereof without the requirement of any further royalties otherwise payable hereunder.  For avoidance of doubt, when calculating the aggregate payments made by Licensee hereunder, the $[REDACTED] License Fee specified in Section 6.01 shall be included.  In addition, no royalties shall be payable to the University on the sale, transfer or distribution of Language Learning Products or any Derivative Products that are not [REDACTED].

6.03                           Payment Terms.  Unless otherwise provided herein, all payments required under this Agreement shall be due within thirty (30) days of the end of each calendar quarter.  Royalties are payable in arrears.  Payments past due shall bear interest at the rate of one and one half percent (1.5%) per month compounded, or the maximum interest rate allowed by applicable law, whichever is less.

SECTION 7.  REPORTS, RECORDS AND AUDITS

7.01                           Royalty Reports.  Licensee shall, without request by University, render to University written accounts for each calendar quarter in which Net Sales of [REDACTED] subject to royalty hereunder are made (which reports shall provide Net Sales data for the prior three (3) month period) and shall simultaneously pay to University the Royalties due on such Net Sales, if any, in United States Dollars.  With respect to sales outside the United States, payments shall be calculated based on currency exchange rates as set forth below.  For each month and each currency, such exchange rate shall be the daily exchange rate in effect on the last day of the calendar quarter.  Each such exchange rate shall be obtained from the Reuters Daily Rate Report or The Wall Street Journal, Eastern Edition, or, if not so available, as otherwise agreed by the parties.  The written report shall be in the form of the report of Appendix C.  All royalty reports, and the data contained therein, shall be the confidential information of the Licensee for purposes of Section 8.

7.02                           Records.  Licensee shall keep accurate records in sufficient detail to enable the Royalties accrued and payable under this Agreement to be determined.  Such records shall be retained for at least three (3) years after the close of the period to which they pertain, or for such longer time as may be required to finally resolve any question or discrepancy raised by University.

7.03                           Audit.  Upon the request of University, with reasonable notice, but not more frequently than once a year, Licensee shall permit an independent public accountant selected and paid by University, to have access during regular business hours to such records as may be necessary to verify the accuracy of Royalty payments made or payable hereunder.  Said accountant shall disclose information acquired to University only to the extent that it should properly have been contained in the royalty reports required under this Agreement.  If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall reimburse University for the reasonable cost of the independent public accountant and pay the amount of the underpayment including any interest as required by this Agreement.  All reports of the independent public accountant, and the data contained therein, shall be the confidential information of the Licensee for purposes of Section 8.

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SECTION 8.  CONFIDENTIALITY

8.01                           Confidentiality Obligations.  Each party shall exercise reasonable care to protect the confidential information related to the Licensed Software from disclosure to third parties; and no such disclosure shall be made without the disclosing party’s written permission.  All written documents containing confidential information and other material in tangible form received by either party under this Agreement shall remain the property of the disclosing party, and such documents and materials, together with copies of excerpts thereof, shall promptly be returned to disclosing party upon request, except one copy may be retained for archival purposes.

8.02                           Colorado Public Records Act.  Licensee acknowledges that University is subject to the Colorado Public Records Act (C.R.S. §§ 24-72-201 et seq.).  All plans and reports marked “confidential” shall be treated by University as confidential to the extent permitted under § 24- 72-204.

SECTION 9.  MAINTENANCE AND RIGHTS TO SUE INFRINGERS

9.01                           Responsibility for Maintenance.  Licensee shall be solely responsible for the provision of Maintenance to End Users.  University shall have no obligation to provide Maintenance to Licensee or End Users.

9.02                           Right to Sue Infringers.  Licensee, as an exclusive licensee under Section 2.02, shall have the right (but not the obligation) to institute and prosecute, at its own expense, suits for infringement of the Licensed Software in the Field of Use and, if required by law, the University will join as a party plaintiff in any such suits.  All expenses in such suits will be borne entirely by the Licensee, and any recovery in excess of litigation costs and reasonable attorney fees shall be shared equally between Licensee and University.

SECTION 10.  WARRANTIES AND INDEMNIFICATIONS

10.01                     Disclaimer.  UNIVERSITY MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF LICENSED SOFTWARE, DOCUMENTATION OR DERIVATIVE PRODUCTS.  THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR WARRANTIES THAT THE USE OR SALE OF SUCH LICENSED SOFTWARE WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, SERVICE MARK, OR OTHER RIGHTS.

10.02                     Condition of Licensed Software.  Licensee agrees to accept delivery of the Licensed Software in “as- is” condition.  On the Effective Date, University’s legal counsel is not aware of any claims of patent infringement, copyright infringement, or the infringement of any other rights of third parties related to the Licensed Software

10.03                     Other Disclaimers.  Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed as:

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(a)                                  A warranty or representation that the Licensed Software or anything made, used, sold or otherwise disposed of under this Agreement will or will not infringe patents, copyrights or other rights of third parties; or

(b)                                 An obligation to furnish any know-how or technology not provided in the Licensed Software, to bring or prosecute actions or suits against third parties for copyright infringement (provided that University will, at Licensee’s expense, join an action for infringement as provided in Section 9.2 if required by law) or to provide any services other than those specified in this Agreement.

10.04                     Indemnification.  Licensee shall indemnify, defend, and hold University, its regents, employees, students, officers, agents, affiliates, and representatives harmless from and against  all  liability,  demands,  damages,  losses,  and  expenses  (including  attorney fees)(collectively “Losses”), for third party claims relating to death, personal injury, illness, property damage, noncompliance with applicable laws and any other third party claim, proceeding, demand, expense and liability of any kind whatsoever in connection with or arising out of:

(a)                                  the use by or on behalf of Licensee, its sublicensees, Affiliates, directors, officers, employees, or third parties of any Licensed Software, Documentation or Derivative Products; or

(b)                                 the  design,  manufacture,  production,  distribution,  advertisement, consumption, sale, lease, or sublicense of any Derivative Product by Licensee;

provided, however, that Licensee shall have no obligations under this Section 10.04 if and to the extent the Losses are due to the negligence or intentional misconduct of University, its regents, employees, students, officers, agents, affiliates, and representatives.

10.05                     Limitation of damages.  Neither party shall be liable for any special, incidental, consequential, exemplary, or punitive damages including damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss, even if a party has been advised of the possibility of these damages.

SECTION 11.  TERMINATION

11.01                     Termination by Licensee.  Licensee may terminate this Agreement at any time on sixty (60) days written notice to University if Licensee:

(a)                                  pays all License Fees due, as set forth in Section 6.01 above; and

(b)                                 returns any confidential materials provided to Licensee by University in connection with this Agreement; and

(c)                                  suspends any future use of the Licensed Software and future sales of Derivative Products provided however, that subject to making the payments required by Section 6.01, Licensee may for a period of ninety (90) days after the effective date of such termination, sell all Derivative Products which may be in inventory; and

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(d)                                 provides University a non-exclusive right to access any regulatory information filed with any U.S. or foreign government agency with respect to Licensed Software and Derivative Products.

11.02                     Termination by the University.  University may terminate this Agreement in the event that:

(a)                                  Licensee fails to pay University any amounts when due to University hereunder and Licensee fails to make such payment within thirty (30) days of written notice from the University; provided, however, that University may not terminate this Agreement for Licensee’s failure to pay a Royalty amount that is reasonably disputed by the parties in good faith so long as (i) all such disputed amounts deposited into an interest bearing escrow account, and (ii) all amounts not disputed are paid when due.  Any amounts payable to the University from the escrow account shall also include the interest.

(b)                                 Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy and fails to rectify any such filing within sixty (60) days; or

(c)                                  Licensee is in material breach of this Agreement and Licensee fails to cure such material breach within thirty (30) days of written notice of the breach from the University.

SECTION 12.  MISCELLANEOUS

12.01                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  However, Licensee may not assign its rights in this Agreement without prior written approval by University, such approval not to be unreasonably withheld, except that Licensee may assign its rights in this Agreement without prior approval to an Affiliate or any successor in interest to Licensee, whether by merger, acquisition, asset purchase, or otherwise.

12.02                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

12.03                     Notice.  Notice hereunder shall be deemed sufficient if given by registered mail, postage prepaid, and addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

University: Office of Technology Transfer University of Colorado Suite 100,4740 Walnut Street Campus Box 588 UCB Boulder, CO 80309	Licensee: Fairfield Language Technologies 135 West Market St Harrisonburg, VA 22801 Attention: General Counsel

12.04                     Press Releases.  Licensee agrees not to identify University in any promotional advertising, press releases, sales literature or other promotional materials to be disseminated to the public or any portion thereof without University prior written consent in each case, except

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that Licensee may state that it has a license for the Licensed Software from University and License may display copyright notices as required by this Agreement or applicable law.  Licensee further agrees, except as expressly provided herein, not to use the name of University or any University faculty member, inventor, employee or student or any trademark, service mark, trade name, copyright or symbol of University, without the prior written consent of the University, entity or person whose name is sought to be used.

12.05                     Export and Marking.  Licensee agrees to:

(a)                                  cause Licensed Software, Documentation and Derivative Products sold in the United States under this license to be marked with the notice of copyright protection, as may be appropriate.

(b)                                 comply with all laws and regulations of the United States and any other country as appropriate concerning or controlling the import or export of the Licensed Software and Derivative Products.  University makes no representation that a license or consent for export will not be required by applicable governmental agencies, or if required, that it will be issued.

12.06                     Dispute Resolution.  In the event of any dispute arising out of or relating to this Agreement, the affected party shall promptly notify the other party (the date of such notice being the “Notice Date”), and the parties shall attempt in good faith to resolve the matter.  Any disputes not so resolved shall be referred to senior executives, who shall meet at a mutually acceptable time and location within thirty (30) days of the Notice Date and shall attempt to negotiate a settlement.  If the senior executives fail to meet within thirty (30) days of the Notice Date, or if the matter remains unresolved for a period of sixty (60) days after the Notice Date, the parties hereby irrevocably submit to the jurisdiction of a court of competent jurisdiction in the State of Colorado, and, by execution and delivery of this Agreement, each (a) accepts, generally and unconditionally, the jurisdiction of such court and any related appellate court, and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

12.07                     Entire Agreement.  The terms and provisions contained in this Agreement constitute the entire Agreement between the parties and shall supersede all previous communications,  representations,  agreements  (including  the  Non-Exclusive  License Agreement) or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement will be binding upon either party hereto, unless in writing which specifically refers to this Agreement, signed by duly authorized officers or representatives of the respective parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

12.08                     Severability.  The provisions of this Agreement are severable, and in the event that any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

12.09                     Relationship of the Parties.  This Agreement does not establish a joint venture, agency or partnership between the parties, nor create an employer - employee relationship.

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12.10                     No Waiver of Immunities.  The parties agree that nothing in this Agreement is intended or shall be construed as a waiver, either express or implied, of any of the immunities, rights, benefits, defenses or protections provided to University under governmental or sovereign immunity laws from time to time applicable to University, including, without limitation, the Colorado Governmental Immunity Act (C.R.S. §§ 24-10-101, et seq.) and the Eleventh Amendment to the United States Constitution.

12.11                     No Third-Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any person or entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

12.12                     Survival.  If this Agreement terminates for any reason, all liabilities that have accrued, and all licenses that have been granted, prior to the date of termination shall survive.  In addition, the provisions of Sections 5 and 9.01, and Sections 7.02,10.01-10.03,12.02,12.04, 12.06-12.08,12.10 and this Section 12.12, and any other provision of this Agreement that by its nature is intended to survive, shall survive any termination of this Agreement.

12.13                     Counterparts, Etc.  This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.  As used herein, except as the context otherwise indicates, the singular shall include the plural and vice versa and words of any gender shall include any other gender.  The conjunction “or” shall be understood in its inclusive sense (and/or).  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

[End of text, signature page follows]

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IN WITNESS WHEREOF the parties hereto have caused this Software License Agreement, which is effective on the date of the last to sign below, to be executed in duplicate by their respective duly authorized officers.

THE REGENTS OF THE UNIVERSITY OF COLORADO	FAIRFIELD & SONS, LTD. D/B/A FAIRFIELD LANGUAGE TECHNOLOGIES

By:	By:

Title:	Title:

Date:	Date:

Office of Technology Transfer University of Colorado Suite 100, 4740 Walnut Street Campus Box 588 UCB Boulder, CO 80309-0589	Fairfield Language Technologies 135 West Market St Harrisonburg, VA 22801

Approved as to Legal Sufficiency:

By:

Title:

Date:

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APPENDIX A

[REDACTED]

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APPENDIX B

[REDACTED]

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APPENDIX C

ROYALTY REPORT FOR [REDACTED]

Licensee:		CU Case No.:
Inventor:		Patent #:
Period Covered:	From: / /	Through: / /
Prepared By:		Date:
Approved By:		Date:

If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report Type:	Single Product Line Report:
Multiproduct Summary Report. Page 1 of Pages
	Product Line Detail.	Line: Trademark: Pages:

Report Currency: U.S. Dollars

	Unit	Royalty	Quarterly Royalty Amount
Country	Sales	Rate	This Year	Last Year
USA
Canada
Europe
Japan
Other:

TOTAL:

Sublicense Fees this quarter: $      (attach page showing names, addresses, and telephone numbers; and amount of fees received; territory; field of use)

The following royalty forecast is non-binding and for CU’s internal planning purposes only:

Royalty Forecast Under This Agreement:

Next Quarter:               Q2:               Q3:               Q4:

**CONFIDENTIAL**